                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): January 31, 2006

                          OPTICARE HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    001-15223                  76-0453392
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     (State or Other                (Commission               (IRS Employer
     Jurisdiction of                File Number)            Identification No.)
      Incorporation)

                87 Grandview Avenue, Waterbury, Connecticut 06708
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (203) 596-2236

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

     On January 31, 2006, the Board of Directors of OptiCare Health Systems,
Inc. (the "Company") approved a plan to sell the Company's managed vision business. On January 31, 2006, the Company, Refac and a nationally recognized managed care provider entered into a non-binding letter of intent to sell the
Company's managed vision business to this managed care provider for $7.5 million in cash. The Company expects to complete the sale of its managed vision business by April 30, 2006. The Company has not yet estimated the costs it will incur in connection with the sale of the managed vision business. The Company, however, expects to incur a charge of approximately $4.8 million in goodwill impairment in the last quarter of 2005 in connection with the Company writing down goodwill from approximately $12.3 million to approximately $7.5 million.

     The Company and Refac are parties to an unrelated merger agreement pursuant to which the Company will become a wholly-owned subsidiary of Refac.

ITEM 2.06 MATERIAL IMPAIRMENTS.

     The information set forth in Item 2.05 above is incorporated into this Item
2.06 by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 OPTICARE HEALTH SYSTEMS, INC.
                                                 (Registrant)

Date: February 6, 2006                           by: /s/ Dean J. Yimoyines
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                                                 Name: Dean J. Yimoyines
                                                 Title: Chief Executive Officer